Exhibit 5.1

Legal Opinion of Nelson Mullins

Exhibit 5.1

NELSON MULLINS

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law	Neil E. Grayson
104 South Main Street / Ninth Floor / Greenville, South Carolina 29601	(Admitted in GA & NY Only)
Tel: 864.250.2300 Fax: 864.232.2925	864.250.2235
www.nelsonmullins.com	Fax: 864.250.2359
neil.grayson@nelsonmullins.com

August 3, 2004

New Commerce BanCorp
501 New Commerce Court
Greenville, South Carolina 29607

Ladies and Gentlemen:

        We have acted as counsel to New Commerce Bancorp (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, covering the offering of up to 340,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, which may be issued by the Company upon the exercise of warrants issued to organizers or stock options granted under its Amended 1999 Stock Incentive Plan. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

        The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

        Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, and in the case of the Shares issuable upon exercise of the warrants, upon payment of the exercise prices thereof to the Company in accordance with their terms, will be legally issued, fully paid and nonassessable.

        This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Atlanta o Charleston o Charlotte o Columbia o Greenville o Myrtle Beach o Raleigh o Winston-Salem o Washington, DC

New Commerce BanCorp
August 3, 2004

Very truly yours, NELSON MULLINS RILEY & SCARBOROUGH, L.L.P. /s/ Neil E. Grayson Neil E. Grayson, Esquire